SECOND QUARTER 2018

FINANCIAL SUPPLEMENT

If you need further information, please contact:
Aarti Bowman, Investor Relations
901-523-4017
aagoorha@firsthorizon.com

FHN TABLE OF CONTENTS
Other Information
This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent earnings release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements to reflect future events or developments.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP
Certain measures are included in this financial supplement that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

Presentation of regulatory measures, some of which follow regulatory definitions rather than GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Such measures are used by the various banking regulators in reviewing the performance, stability, and capital adequacy of financial institutions they regulate. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; risk weighted assets (“RWA”), which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios; and pre-provision net revenue (“PPNR”), calculated by adding the provision/(provision credit) for loan losses to income before income taxes, excluding securities gains/(losses).

The non-GAAP measures presented in this financial supplement are return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), and tangible book value ("TBV") per common share.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 21 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

FIRST HORIZON NATIONAL CORPORATION
Regional Banking
Consumer
Commercial
Fixed Income
Fixed Income Products
Other Products
Corporate
Corporate Functions
Investment Portfolio
Risk Management
Non-Strategic
Run-off Consumer Lending
TRUPS Loans
Other Exited Businesses

FHN PERFORMANCE HIGHLIGHTS

Summary of Second Quarter 2018 Notable Items
Segment	Item	Income Statement	Amount Favorable/ (Unfavorable)	Comments
Corporate	Acquisition and integration expenses	Noninterest expense: various	$(43.2) million	Pre-tax acquisition- and integration-related expenses primarily associated with the Capital Bank Financial Corp. ("CBF") acquisition

Corporate	Visa derivative valuation	Noninterest expense: other	$(4.1) million	Pre-tax negative valuation adjustments associated with derivatives related to prior sales of Visa Class B shares

Second Quarter 2018 vs. First Quarter 2018

Consolidated

•	Net income available to common shareholders was $81.6 million, or $.25 per diluted share in 2Q18 compared to $90.6 million, or $.27 per diluted share in 1Q18

•	Net interest income (“NII”) increased to $310.9 million in 2Q18 from $301.2 million in 1Q18

•
The increase in NII in 2Q18 was primarily due to higher loan accretion associated with the CBF acquisition, an additional day relative to 1Q18, and increases in loan fees and cash basis interest income

•	Net Interest Margin (“NIM”) improved to 3.53 percent in 2Q18 from 3.43 percent in 1Q18

•	The improvement in NIM was also largely the result of higher loan accretion associated with the CBF acquisition, and to a lesser extent higher loan fees and cash basis interest income

•	The provision for loan losses was $0 in 2Q18 compared to a credit of $1.0 million in 1Q18

•	Noninterest income (including securities gains) was $127.5 million in 2Q18 compared to $136.0 million in 1Q18 primarily driven by lower fixed income sales revenues

•	Noninterest expense was $332.8 million in 2Q18 compared to $313.3 million in 1Q18

•
The expense increase was largely driven by an $11.8 million increase in acquisition- and integration-related expenses associated with the CBF acquisition and $4.1 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares

•
Acquisition- and integration-related expenses in 2Q18 are primarily related to contract termination charges, professional fees, fees related to severance and retention, lease buyouts and asset impairments

•	Provision for income taxes decreased to $19.7 million in 2Q18 from $29.9 million in 1Q18

•	2Q18 includes $3.0 million of favorable discrete items related to CBF purchase accounting adjustments and $1.1 million of favorable discrete items related to state audits

•	1Q18 includes $1.6 million of unfavorable discrete items related to CBF purchase accounting adjustments

Regional Banking

•	Pre-tax income increased to $168.9 million in 2Q18 from $167.0 million in 1Q18; PPNR was $175.0 million and $172.4 million in 2Q18 and 1Q18, respectively

•	Average loans increased to $26.0 billion in 2Q18 from $25.7 billion in 1Q18; period-end loans increased 2 percent to $26.5 billion in 2Q18

•	Average deposits increased to $27.4 billion in 2Q18 from $27.1 billion in 1Q18; period-end deposits increased 1 percent to $27.9 billion in 2Q18

•
NII increased to $308.9 million in 2Q18 from $298.7 million in 1Q18 primarily due to loan accretion associated with the CBF acquisition, an additional day relative to 1Q18, and increases in loan fees and cash basis interest income

•	Provision expense was $6.1 million in 2Q18 compared to $5.3 million in 1Q18

•	Noninterest income was $78.6 million and $78.9 million in 2Q18 and 1Q18, respectively

•	Noninterest expense was $212.4 million in 2Q18 compared to $205.2 million in 1Q18

Fixed Income

•	Pre-tax loss was $.8 million in 2Q18 compared to pre-tax income of $3.5 million in 1Q18

•	NII increased to $9.2 million in 2Q18 from $8.5 million in 1Q18

•	Noninterest income decreased to $38.4 million in 2Q18 from $45.6 million in 1Q18

•	Fixed income product revenue was $29.9 million in 2Q18 compared to $38.0 million in 1Q18

•	Fixed income product average daily revenue (“ADR”) was $468 thousand and $624 thousand in 2Q18 and 1Q18, respectively

•	Other product revenue increased to $8.4 million in 2Q18 from $7.6 million in 1Q18 due to increases in fees from loan and derivative sales

•	Noninterest expense was $48.3 million in 2Q18 compared to $50.5 million in 1Q18 driven by a decrease in variable compensation expense coupled with a decrease in FICA

FHN PERFORMANCE HIGHLIGHTS (continued)

Second Quarter 2018 vs. First Quarter 2018 (continued)

Corporate

•	Pre-tax loss was $71.2 million in 2Q18 compared to pre-tax loss of $54.8 million in 1Q18

•	NII was negative $14.0 million and negative $13.2 million in 2Q18 and 1Q18, respectively

•	Estimated effective duration of the securities portfolio was 4.6 years in 2Q18 and 4.5 years in 1Q18

•	Noninterest income (including net securities gains) was $8.8 million in 2Q18 compared to $9.5 million in 1Q18

•	2Q18 includes $2.5 million of BOLI policy gains

•	1Q18 includes a $3.3 million gain on the sale of a building

•	Noninterest expense was $66.0 million in 2Q18, up from $51.1 million in 1Q18

•
The increase was largely the result of an $11.8 million increase in acquisition- and integration-related expenses primarily associated with the CBF acquisition and $4.1 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares

Non-Strategic

•	Pre-tax income was $8.8 million in 2Q18 compared to pre-tax income of $9.2 million in 1Q18

•	NII was $6.9 million and $7.2 million in 2Q18 and 1Q18, respectively

•	The provision credit was $6.1 million in 2Q18 compared to a provision credit of $6.3 million in 1Q18

•	Noninterest income was $1.7 million and $2.1 million in 2Q18 and 1Q18, respectively

•	Noninterest expense decreased to $6.0 million in 2Q18 from $6.4 million in 1Q18

Asset Quality

•	Allowance for loan losses decreased to $185.5 million in 2Q18 from $187.2 million in 1Q18; the allowance to loans ratio decreased 2 bps to 67 bps in 2Q18

•	Net charge-offs were $1.7 million in 2Q18 compared to $1.4 million in 1Q18

•	Regional banking net charge-offs were $5.5 million in 2Q18 compared to $3.6 million in 1Q18

•	Non-strategic net recoveries were $3.8 million in 2Q18 compared to $2.2 million in 1Q18

•	Nonperforming loans (“NPLs”), excluding loans held-for-sale, decreased to $124.8 million in 2Q18 from $132.0 million in 1Q18 primarily driven by one credit within the C&I portfolio

•	30+ delinquencies were $85.1 million in 2Q18 compared to $79.4 million in 1Q18

Taxes

•	The effective tax rates for 2Q18 and 1Q18 were 18.64 percent and 23.96 percent, respectively

•	2Q18 includes $3.0 million of favorable discrete items related to CBF purchase accounting adjustments and $1.1 million of favorable discrete items related to state audits

•	1Q18 includes $1.6 million of unfavorable discrete items related to CBF purchase accounting adjustments

•
The rates also reflect the favorable net effect from permanent benefits. Permanent benefits primarily consist of tax credit investments, life insurance, and tax-exempt interest, offset by non-deductibility (under Tax Reform) of a portion of FDIC premiums and executive compensation expenses

Capital and Liquidity

•	Declared $.12 per common share quarterly dividend in 2Q18 ($38.9 million in the aggregate) which was paid on July 2, 2018

•	Declared aggregate preferred quarterly dividend of $1.6 million in 2Q18 which was paid on July 10, 2018

•
There were no repurchases of shares in 2Q18 (other than those related to employee stock award programs). $250.0 million remains in the stock purchase authorization announced in January 2018, currently scheduled to expire January 31, 2020

•
Canceled approximately 2.4 million common shares in 2Q18 in connection with certain shareholders of CBF who rejected the terms of the merger agreement and instituted a dissenters' appraisal suit resulting in a reduction in common equity of $46.0 million

•	Capital ratios (regulatory capital ratios calculated under the Basel III risk-based capital rules as phased-in; current quarter is an estimate)

•	Total equity to total assets (GAAP) of 11.08 percent in 2Q18 compared to 11.30 percent in 1Q18

•	Tangible common equity to tangible assets (Non-GAAP) of 6.54 percent in 2Q18 compared to 6.71 percent in 1Q18

•	Common Equity Tier 1 of 8.95 percent in 2Q18 compared to 8.98 percent in 1Q18

•	Tier 1 of 9.95 percent in 2Q18 compared to 9.98 percent in 1Q18

•	Total Capital of 11.21 percent in 2Q18 compared to 11.25 percent in 1Q18

•	Leverage of 8.56 percent in 2Q18 compared to 8.50 percent in 1Q18

FHN CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

			(a)			2Q18 Changes vs.
(Dollars in thousands, except per share data)	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Interest income	$387,811	$363,355	$287,633	$248,145	$235,341	7%	65%
Less: interest expense	76,879	62,182	45,545	38,328	34,640	24%	NM
Net interest income	310,932	301,173	242,088	209,817	200,701	3%	55%
Provision/(provision credit) for loan losses	—	(1,000)	3,000	—	(2,000)	NM	NM
Net interest income after provision for loan losses	310,932	302,173	239,088	209,817	202,701	3%	53%
Noninterest income:
Fixed income	37,697	45,506	55,079	55,758	55,110	(17)%	(32)%
Deposit transactions and cash management	36,083	35,984	30,158	28,011	27,858	*	30%
Brokerage, management fees and commissions	13,740	13,483	12,642	11,937	12,029	2%	14%
Trust services and investment management	8,132	7,277	7,116	6,953	7,698	12%	6%
Bankcard income	6,635	6,445	8,237	6,170	5,605	3%	18%
Bank-owned life insurance	5,773	3,993	3,987	3,539	4,351	45%	33%
Securities gains/(losses), net	31	86	137	6	405	(64)%	(92)%
Other (b)	19,434	23,243	15,834	43	14,617	(16)%	33%
Total noninterest income	127,525	136,017	133,190	112,417	127,673	(6)%	*
Adjusted gross income after provision for loan losses	438,457	438,190	372,278	322,234	330,374	*	33%
Noninterest expense:
Employee compensation, incentives, and benefits (c)	165,890	171,254	177,312	137,383	138,276	(3)%	20%
Repurchase and foreclosure provision (d)	(252)	(72)	53	(609)	(21,733)	NM	99%
Legal fees	2,784	2,345	1,245	2,052	3,496	19%	(20)%
Professional fees (e)	15,415	12,272	26,958	6,566	9,659	26%	60%
Occupancy (f)	22,503	20,451	15,887	13,619	12,800	10%	76%
Computer software	15,123	15,132	13,157	11,993	12,285	*	23%
Contract employment and outsourcing (g)	5,907	4,053	5,979	2,762	3,255	46%	81%
Operations services	14,653	15,561	10,619	10,805	11,524	(6)%	27%
Equipment rentals, depreciation, and maintenance	10,708	10,018	9,530	6,626	7,036	7%	52%
FDIC premium expense	9,978	8,614	9,090	6,062	5,927	16%	68%
Advertising and public relations	5,070	3,599	5,313	5,205	4,095	41%	24%
Communications and courier	7,530	8,232	5,379	4,328	4,117	(9)%	83%
Amortization of intangible assets	6,460	6,474	3,568	1,964	1,964	*	NM
Other (b)	50,999	35,332	62,580	28,113	25,216	44%	NM
Total noninterest expense	332,768	313,265	346,670	236,869	217,917	6%	53%
Income before income taxes	105,689	124,925	25,608	85,365	112,457	(15)%	(6)%
Provision for income taxes (h)	19,697	29,931	73,989	13,596	17,253	(34)%	14%
Net income/(loss)	85,992	94,994	(48,381)	71,769	95,204	(9)%	(10)%
Net income attributable to noncontrolling interest	2,852	2,820	2,910	2,883	2,852	1%	*
Net income/(loss) attributable to controlling interest	83,140	92,174	(51,291)	68,886	92,352	(10)%	(10)%
Preferred stock dividends	1,550	1,550	1,550	1,550	1,550	*	*
Net income/(loss) available to common shareholders	$81,590	$90,624	$(52,841)	$67,336	$90,802	(10)%	(10)%
Common Stock Data
EPS	$0.25	$0.28	$(0.20)	$0.29	$0.39	(11)%	(36)%
Basic shares (thousands)	325,153	326,489	265,169	233,749	233,482	*	39%
Diluted EPS	$0.25	$0.27	$(0.20)	$0.28	$0.38	(7)%	(34)%
Diluted shares (thousands)	328,426	330,344	265,169	236,340	236,263	(1)%	39%
Key Ratios & Other
Return on average assets (annualized) (i)	0.86%	0.95%	(0.58)%	0.99%	1.32%
Return on average common equity (“ROE”) (annualized) (i)	7.86%	8.79%	(6.73)%	10.79%	15.26%
Return on average tangible common equity (“ROTCE”) (annualized) (i) (j)	12.63%	14.06%	(8.78)%	12.17%	17.30%
Fee income to total revenue (i)	29.08%	31.10%	35.47%	34.89%	38.80%
Efficiency ratio (i)	75.90%	71.67%	92.41%	73.51%	66.44%
Average full time equivalent employees	5,873	5,835	4,792	4,277	4,328
NM - Not meaningful
* Amount is less than one percent.
(a) 4Q17 includes one month of activity related to the CBF acquisition.
(b) Refer to the Other Income and Other Expense table on page 7 for additional information.
(c) 2Q18, 1Q18 and 4Q17 include $3.9 million, $3.9 million and $16.8 million, respectively of acquisition- and integration-related expenses associated with the CBF acquisition.
(d) Expense reversals driven by the settlements/recoveries of certain repurchase claims.
(e) 2Q18, 1Q18 and 4Q17 include $8.7 million, $5.4 million and $20.3 million, respectively of acquisition- and integration-related expenses associated with the CBF acquisition; 3Q17 and 2Q17 include $3.0 million and $4.9 million, respectively, acquisition- and integration-related expenses primarily associated with the CBF and Coastal acquisitions.
(f) 2Q18 includes $2.2 million of acquisition- and integration-related expenses associated with the CBF acquisition.
(g) 2Q18, 1Q18 and 4Q17 include $1.7 million, $1.4 million and $.9 million, respectively of acquisition- and integration-related expenses associated with the CBF acquisition.
(h) 2Q18 includes $3.0 million of favorable discrete items related to CBF purchase accounting adjustments and $1.1 million of favorable discrete items related to state audits; 1Q18 includes $1.6 million of unfavorable discrete tax adjustments related to CBF purchase accounting adjustments; 4Q17 increase primarily associated with the effects of the Tax Cuts and Jobs Act ("the Tax Act"); 4Q17, 3Q17 and 2Q17 include the impact of a favorable effective tax rate adjustment associated with the reversal of a capital loss deferred tax valuation allowance.
(i) See Glossary of Terms for definitions of Key Ratios.
(j) This non-GAAP measure is reconciled to ROE (GAAP) in the Non-GAAP to GAAP reconciliation on page 21 of this financial supplement.

FHN OTHER INCOME AND OTHER EXPENSE
Quarterly, Unaudited

			(a)			2Q18 Changes vs.
(Thousands)	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Other Income
ATM and interchange fees	$3,413	$3,267	$3,427	$3,137	$3,083	4%	11%
Dividend income (b)	3,124	2,249	—	—	—	39%	NM
Electronic banking fees	1,228	1,204	1,171	1,282	1,306	2%	(6)%
Letter of credit fees	1,295	1,249	1,292	1,211	1,122	4%	15%
Mortgage banking	2,254	1,770	766	1,354	1,268	27%	78%
Deferred compensation (c)	991	451	1,876	1,128	1,491	NM	(34)%
Insurance commissions	476	757	472	567	592	(37)%	(20)%
Other service charges	3,905	5,124	3,485	2,954	3,109	(24)%	26%
Gain/(loss) on extinguishment of debt (d)	—	—	—	(14,329)	—	NM	NM
Other (e)	2,748	7,172	3,345	2,739	2,646	(62)%	4%
Total	$19,434	$23,243	$15,834	$43	$14,617	(16)%	33%

Other Expense
Litigation and regulatory matters	$16	$2,134	$32,114	$8,162	$533	(99)%	(97)%
Tax credit investments	1,079	1,137	822	762	942	(5)%	15%
Travel and entertainment (f)	5,131	2,983	3,154	2,798	3,162	72%	62%
Employee training and dues	1,849	1,779	1,357	1,198	1,453	4%	27%
Customer relations	1,358	1,063	1,510	1,361	1,543	28%	(12)%
Miscellaneous loan costs	1,035	1,142	673	757	699	(9)%	48%
Supplies	1,987	1,836	1,222	928	1,093	8%	82%
OREO	810	108	53	303	446	NM	82%
Other insurance and taxes	2,752	2,665	2,457	2,396	2,443	3%	13%
Non-service components of net periodic pension and post retirement cost (g)	1,530	504	363	454	851	NM	80%
Other (h)	33,452	19,981	18,855	8,994	12,051	67%	NM
Total	$50,999	$35,332	$62,580	$28,113	$25,216	44%	NM
NM - Not meaningful

(a)	4Q17 includes one month of activity related to the CBF acquisition.

(b)
Effective 1/1/18 FHN adopted ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" and began recording dividend income from FRB and FHLB holdings in other income. Prior to 1Q18 these amounts were included in Interest income on the Income Statement.

(c)	Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.

(d)	3Q17 includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction.

(e)	1Q18 includes a $3.3 million gain on the sale of a building.

(f)	2Q18 increase largely driven by higher acquisition- and integration-related expenses associated with the CBF acquisition and seasonality.

(g)	1Q18 includes a $1.0 million favorable adjustment related to benefits received.

(h)
2Q18 includes $23.2 million of acquisition- and integration-related expenses associated with the CBF acquisition and $4.1 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares; 1Q18 includes $17.0 million of acquisition- and integration-related expenses associated with the CBF acquisition; 4Q17 includes a $5.6 million charitable contribution to the First Tennessee Foundation and $6.2 million of acquisition- and integration-related expenses associated with the CBF acquisition; 2Q17 includes a $3.2 million charitable contribution to the First Tennessee Foundation.

FHN CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						2Q18 Changes vs.
(Thousands)	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Assets:
Investment securities (a)	$4,734,411	$4,836,155	$5,180,255	$3,973,138	$3,959,592	(2)%	20%
Loans held-for-sale (b)	692,659	770,412	699,377	339,780	432,771	(10)%	60%
Loans, net of unearned income	27,701,740	27,249,793	27,658,929	20,166,091	19,989,319	2%	39%
Federal funds sold	91,303	62,541	87,364	76,316	34,036	46%	NM
Securities purchased under agreements to resell	782,765	910,670	725,609	663,637	657,991	(14)%	19%
Interest-bearing cash (c)	750,634	309,351	1,185,600	604,326	573,666	NM	31%
Trading securities	1,649,470	1,759,430	1,416,345	1,469,402	1,315,891	(6)%	25%
Total earning assets	36,402,982	35,898,352	36,953,479	27,292,690	26,963,266	1%	35%
Cash and due from banks	602,952	459,820	639,073	347,802	387,053	31%	56%
Fixed income receivables (d)	68,148	94,036	68,693	68,750	127,724	(28)%	(47)%
Goodwill (e)	1,409,276	1,398,501	1,386,853	236,335	236,335	1%	NM
Other intangible assets, net (e)	167,955	174,415	184,389	43,157	45,121	(4)%	NM
Premises and equipment, net	525,175	531,981	532,251	293,393	292,463	(1)%	80%
Other real estate owned ("OREO")	29,712	35,715	43,382	12,522	11,901	(17)%	NM
Allowance for loan losses	(185,462)	(187,194)	(189,555)	(194,867)	(197,257)	(1)%	(6)%
Derivative assets	122,056	114,348	81,634	80,976	91,653	7%	33%
Other assets (a)	1,934,001	1,943,221	1,723,189	1,441,878	1,411,697	*	37%
Total assets	$41,076,795	$40,463,195	$41,423,388	$29,622,636	$29,369,956	2%	40%

Liabilities and Equity:
Deposits:
Consumer interest	$12,780,195	$12,674,251	$12,877,955	$9,164,017	$9,429,788	1%	36%
Commercial interest	5,547,510	5,816,992	5,469,868	2,915,446	3,285,931	(5)%	69%
Market-indexed (f)	4,412,272	4,346,862	4,249,536	3,534,546	3,315,045	2%	33%
Total interest-bearing deposits	22,739,977	22,838,105	22,597,359	15,614,009	16,030,764	*	42%
Noninterest-bearing deposits	8,237,890	7,980,846	8,023,003	6,485,245	6,302,585	3%	31%
Total deposits	30,977,867	30,818,951	30,620,362	22,099,254	22,333,349	1%	39%
Federal funds purchased	351,655	392,714	399,820	292,650	314,892	(10)%	12%
Securities sold under agreements to repurchase	713,152	672,154	656,602	516,867	743,684	6%	(4)%
Trading liabilities	743,721	827,362	638,515	579,028	555,793	(10)%	34%
Other short-term borrowings (g)	1,836,852	1,332,141	2,626,213	1,637,419	1,044,658	38%	76%
Term borrowings (e)	1,227,281	1,214,967	1,218,097	1,059,507	1,033,329	1%	19%
Fixed income payables (d)	14,739	6,167	48,996	44,304	28,571	NM	(48)%
Derivative liabilities	135,349	121,394	85,061	83,146	92,717	11%	46%
Other liabilities	526,430	504,817	549,234	426,910	396,075	4%	33%
Total liabilities	36,527,046	35,890,667	36,842,900	26,739,085	26,543,068	2%	38%
Equity:
Common stock	203,127	204,496	204,211	146,395	146,336	(1)%	39%
Capital surplus	3,113,612	3,155,407	3,147,613	1,401,359	1,395,797	(1)%	NM
Undivided profits	1,254,069	1,211,655	1,160,434	1,177,126	1,131,162	4%	11%
Accumulated other comprehensive loss, net (h)	(412,114)	(390,085)	(322,825)	(232,384)	(237,462)	6%	74%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (i)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	4,549,749	4,572,528	4,580,488	2,883,551	2,826,888	*	61%
Total liabilities and equity	$41,076,795	$40,463,195	$41,423,388	$29,622,636	$29,369,956	2%	40%
NM - Not meaningful
*Amount is less than one percent.
(a) Effective 1/1/18 FHN adopted ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" which resulted in the reclassification of all equity investments from investment securities to other assets.
(b) 2Q18 decrease driven by the sales of approximately $120 million UPB of loans; 2Q18 includes $579.5 million of SBA and USDA loans, $83.0 million of mortgage loans, and $30.2 million of other consumer loans; 4Q17 increase driven by increases in SBA and USDA loans and loans acquired from CBF that were classified as held-for-sale.
(c) Includes excess balances held at Fed; 4Q17 increase driven by the CBF acquisition.
(d) Period-end balances fluctuate based on the level of pending unsettled trades.
(e) 4Q17 increase driven by the CBF acquisition.
(f) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(g) Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.
(h) 2Q18 and 1Q18 increases primarily driven by an increase in unrealized losses on AFS securities.
(i) Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

			(a)			2Q18 Changes vs.
(Thousands)	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I)	$15,958,162	$15,535,621	$13,756,024	$12,474,188	$11,830,942	3%	35%
Commercial real estate	4,198,275	4,230,217	2,892,949	2,211,831	2,175,733	(1)%	93%
Consumer real estate	6,217,618	6,302,365	5,029,588	4,398,550	4,431,591	(1)%	40%
Permanent mortgage	369,144	389,732	400,991	405,287	408,202	(5)%	(10)%
Credit card and other	555,588	594,130	439,057	354,807	355,123	(6)%	56%
Total loans, net of unearned income (b)	27,298,787	27,052,065	22,518,609	19,844,663	19,201,591	1%	42%
Loans held-for-sale (c)	727,212	726,978	504,577	540,121	320,698	*	NM
Investment securities:
U.S. treasuries	98	98	99	109	100	*	(2)%
U.S. government agencies	4,705,893	4,792,709	4,042,844	3,762,180	3,755,818	(2)%	25%
States and municipalities	1,621	51	182	—	—	NM	NM
Corporate bonds	65,719	65,634	29,904	10,000	10,000	*	NM
Other (d)	4,114	5,153	203,395	188,361	188,229	(20)%	(98)%
Total investment securities	4,777,445	4,863,645	4,276,424	3,960,650	3,954,147	(2)%	21%
Trading securities	1,568,675	1,711,776	1,439,152	1,125,033	1,283,212	(8)%	22%
Other earning assets:
Federal funds sold	35,165	27,797	24,980	29,852	36,936	27%	(5)%
Securities purchased under agreements to resell	728,785	881,429	818,887	664,208	833,253	(17)%	(13)%
Interest-bearing cash (e)	447,461	482,060	459,868	392,274	970,853	(7)%	(54)%
Total other earning assets	1,211,411	1,391,286	1,303,735	1,086,334	1,841,042	(13)%	(34)%
Total earning assets	35,583,530	35,745,750	30,042,497	26,556,801	26,600,690	*	34%
Allowance for loan losses	(187,253)	(190,420)	(194,859)	(196,631)	(200,534)	(2)%	(7)%
Cash and due from banks	564,554	563,555	437,604	355,626	350,832	*	61%
Fixed income receivables	51,346	61,757	79,162	54,286	64,779	(17)%	(21)%
Premises and equipment, net	532,259	537,359	367,196	293,286	291,769	(1)%	82%
Derivative assets	99,212	79,292	68,692	74,453	74,974	25%	32%
Other assets (d)	3,530,064	3,553,431	2,305,962	1,737,006	1,693,840	(1)%	NM
Total assets	$40,173,712	$40,350,724	$33,106,254	$28,874,827	$28,876,350	*	39%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	$12,581,023	$12,586,843	$10,279,937	$9,244,021	$9,330,990	*	35%
Commercial interest	5,618,245	5,540,090	3,684,643	2,876,398	3,086,139	1%	82%
Market-indexed (f)	4,488,503	4,238,128	3,958,224	3,523,450	3,809,281	6%	18%
Total interest-bearing deposits	22,687,771	22,365,061	17,922,804	15,643,869	16,226,410	1%	40%
Federal funds purchased	368,321	464,300	425,900	376,150	435,854	(21)%	(15)%
Securities sold under agreements to repurchase	667,689	756,487	595,275	680,366	616,837	(12)%	8%
Trading liabilities	666,092	822,815	741,063	597,269	762,667	(19)%	(13)%
Other short-term borrowings (g)	1,399,580	1,698,490	1,246,087	655,599	221,472	(18)%	NM
Term borrowings	1,220,494	1,219,916	1,121,268	1,112,735	1,034,020	*	18%
Total interest-bearing liabilities	27,009,947	27,327,069	22,052,397	19,065,988	19,297,260	(1)%	40%
Noninterest-bearing deposits	8,003,901	7,843,239	6,972,912	6,411,160	6,280,472	2%	27%
Fixed income payables	15,453	27,913	53,401	28,455	36,083	(45)%	(57)%
Derivative liabilities	103,130	72,157	65,843	80,916	85,119	43%	21%
Other liabilities	488,735	506,430	455,536	421,551	399,247	(3)%	22%
Total liabilities	35,621,166	35,776,808	29,600,089	26,008,070	26,098,181	*	36%
Equity:
Common stock	203,381	204,332	165,991	146,354	146,246	*	39%
Capital surplus	3,121,578	3,151,931	1,993,908	1,397,883	1,392,718	(1)%	NM
Undivided profits	1,240,809	1,192,462	1,194,840	1,159,451	1,085,326	4%	14%
Accumulated other comprehensive loss, net (h)	(404,277)	(365,864)	(239,629)	(227,986)	(237,176)	10%	70%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (i)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	4,552,546	4,573,916	3,506,165	2,866,757	2,778,169	*	64%
Total liabilities and equity	$40,173,712	$40,350,724	$33,106,254	$28,874,827	$28,876,350	*	39%
NM - Not meaningful
*Amount is less than one percent.
(a) 4Q17 includes the average impact of one month of balances related to the CBF acquisition.
(b) Includes loans on nonaccrual status.
(c) 2Q18 includes $546.1 million of SBA and USDA loans, $82.0 million of mortgage loans, and $99.1 million of other consumer loans; 1Q18 increase driven by the
CBF acquisition.
(d) Effective 1/1/18 FHN adopted ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" which resulted in the reclassification of all equity investments from investment securities to other assets.
(e) Includes excess balances held at Fed; 1Q17 level largely driven by an inflow of customer deposits; 3Q17 decrease due to loan growth and the Coastal acquisition.
(f) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(g) Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.
(h) 2Q18 increase primarily driven by an increase in unrealized losses on AFS securities; 1Q18 increase reflects the early adoption of ASU 2018-02, "Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income," and an increase in unrealized losses on AFS securities.
(i) Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED NET INTEREST INCOME (a)
Quarterly, Unaudited

			(b)			2Q18 Changes vs.
(Thousands)	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Interest Income:
Loans, net of unearned income (c)	$326,069	$301,411	$242,950	$207,845	$195,162	8%	67%
Loans held-for-sale	11,228	12,144	6,601	6,123	3,510	(8)%	NM
Investment securities:
U.S. government agencies	31,692	31,870	25,911	23,844	24,122	(1)%	31%
States and municipalities	13	—	3	—	—	NM	NM
Corporate bonds	720	745	355	131	132	(3)%	NM
Other (d)	342	363	2,015	1,731	1,535	(6)%	(78)%
Total investment securities	32,767	32,978	28,284	25,706	25,789	(1)%	27%
Trading securities	14,967	14,537	11,285	8,604	9,846	3%	52%
Other earning assets:
Federal funds sold	207	145	113	131	146	43%	42%
Securities purchased under agreements to resell	2,944	2,503	1,652	1,476	1,442	18%	NM
Interest-bearing cash	1,950	1,684	1,484	1,226	2,456	16%	(21)%
Total other earning assets	5,101	4,332	3,249	2,833	4,044	18%	26%
Interest income	$390,132	$365,402	$292,369	$251,111	$238,351	7%	64%

Interest Expense:
Interest-bearing deposits:
Consumer interest	$14,153	$7,534	$4,977	$5,032	$5,448	88%	NM
Commercial interest	14,737	12,127	7,220	4,970	4,797	22%	NM
Market-indexed (e)	19,859	15,372	12,272	10,266	8,941	29%	NM
Total interest-bearing deposits	48,749	35,033	24,469	20,268	19,186	39%	NM
Federal funds purchased	1,640	1,738	1,387	1,173	1,106	(6)%	48%
Securities sold under agreements to repurchase	1,997	1,901	1,175	1,815	1,081	5%	85%
Trading liabilities	4,790	5,124	4,186	3,298	4,203	(7)%	14%
Other short-term borrowings	6,473	6,403	4,145	2,012	716	1%	NM
Term borrowings	13,230	11,983	10,183	9,762	8,348	10%	58%
Interest expense	76,879	62,182	45,545	38,328	34,640	24%	NM
Net interest income - tax equivalent basis	313,253	303,220	246,824	212,783	203,711	3%	54%
Fully taxable equivalent adjustment	(2,321)	(2,047)	(4,736)	(2,966)	(3,010)	(13)%	23%
Net interest income	$310,932	$301,173	$242,088	$209,817	$200,701	3%	55%
NM - Not meaningful
(a) Net interest income adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
(b) 4Q17 includes one month of activity related to the CBF acquisition.
(c) Includes interest on loans in nonaccrual status.
(d) 1Q18 decrease driven by the adoption of ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" which resulted in the reclassification of interest and dividend income on equity securities to noninterest income on a prospective basis. The remaining balance is primarily comprised of interest earned on SBA IO strips.
(e) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited

	2Q18	1Q18	4Q17	3Q17	2Q17

Assets:
Earning assets (a)
Loans, net of unearned income (b)
Commercial loans	4.88%	4.53%	4.27%	4.13%	4.03%
Consumer loans	4.52	4.48	4.33	4.23	4.21
Total loans, net of unearned income (c)	4.79	4.51	4.28	4.16	4.08
Loans held-for-sale	6.18	6.68	5.23	4.53	4.38
Investment securities:
U.S. government agencies	2.69	2.66	2.56	2.54	2.57
States and municipalities	3.12	3.37	7.04	—	—
Corporate bonds	4.38	4.54	4.74	5.25	5.25
Other (d)	32.48	27.65	3.96	3.67	3.26
Total investment securities	2.74	2.71	2.65	2.60	2.61
Trading securities	3.82	3.40	3.14	3.06	3.07
Other earning assets:
Federal funds sold	2.36	2.11	1.79	1.75	1.58
Securities purchased under agreements to resell	1.62	1.15	0.80	0.88	0.69
Interest-bearing cash	1.75	1.42	1.28	1.24	1.02
Total other earning assets	1.69	1.26	0.99	1.03	0.88
Interest income/total earning assets	4.39%	4.13%	3.87%	3.76%	3.59%
Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	0.45%	0.24%	0.19%	0.22%	0.23%
Commercial interest	1.05	0.89	0.78	0.69	0.62
Market-indexed (e)	1.77	1.47	1.23	1.16	0.94
Total interest-bearing deposits	0.86	0.64	0.54	0.51	0.47
Federal funds purchased	1.79	1.52	1.29	1.24	1.02
Securities sold under agreements to repurchase	1.20	1.02	0.78	1.06	0.70
Trading liabilities	2.88	2.53	2.24	2.19	2.21
Other short-term borrowings	1.86	1.53	1.32	1.22	1.30
Term borrowings (f)	4.34	3.93	3.63	3.51	3.23
Interest expense/total interest-bearing liabilities	1.14	0.92	0.82	0.80	0.72
Net interest spread	3.25%	3.21%	3.05%	2.96%	2.87%
Effect of interest-free sources used to fund earning assets	0.28	0.22	0.22	0.23	0.20
Net interest margin	3.53%	3.43%	3.27%	3.19%	3.07%

Total loan yield	4.79%	4.51%	4.28%	4.16%	4.08%
Total deposit cost	0.64%	0.47%	0.39%	0.36%	0.34%
Yields are adjusted to a FTE basis assuming a statutory federal income tax rate of 21 percent and, where applicable, state income taxes.
(a) Earning assets yields are expressed net of unearned income.
(b) Includes loan fees and cash basis interest income.
(c) Includes loans on nonaccrual status.
(d) 1Q18 increase driven by the adoption of ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" which resulted in the reclassification of interest and dividend income on equity securities to noninterest income on a prospective basis. The remaining balance is primarily comprised of higher-yielding SBA IO strips.
(e) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(f) Rates are expressed net of unamortized debenture cost for term borrowings.

FHN CAPITAL HIGHLIGHTS
Quarterly, Unaudited

						2Q18 Changes vs.
(Dollars and shares in thousands)	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Common equity tier 1 capital (a) (b)	$3,002,958	$2,991,223	$2,962,155	$2,477,210	$2,418,578	*	24%
Tier 1 capital (a) (b)	3,338,856	3,324,349	3,281,478	2,764,780	2,699,698	*	24%
Total capital (a)	3,761,500	3,746,007	3,703,754	3,005,198	2,942,948	*	28%

Risk-weighted assets (“RWA”) (a) (b)	33,555,300	33,293,821	33,373,877	24,678,030	24,566,487	1%	37%
Average assets for leverage (a) (b) (c)	39,003,208	39,127,510	31,824,751	28,793,816	28,793,889	*	35%

Common equity tier 1 ratio (a) (b)	8.95%	8.98%	8.88%	10.04%	9.85%
Tier 1 ratio (a) (b)	9.95%	9.98%	9.83%	11.20%	10.99%
Total capital ratio (a)	11.21%	11.25%	11.10%	12.18%	11.98%
Leverage ratio (a) (b) (d)	8.56%	8.50%	10.31%	9.60%	9.38%

Total equity to total assets	11.08%	11.30%	11.06%	9.73%	9.63%
Tangible common equity/tangible assets (“TCE/TA”) (e)	6.54%	6.71%	6.57%	7.54%	7.41%
Period-end shares outstanding	325,003	327,194	326,736	234,231	234,135	(1)%	39%
Cash dividends declared per common share	$0.12	$0.12	$0.09	$0.09	$0.09	*	33%
Book value per common share	$12.80	$12.78	$12.82	$10.64	$10.40
Tangible book value per common share (e)	$7.94	$7.97	$8.01	$9.45	$9.20
Market capitalization (millions)	$5,798.1	$6,161.1	$6,531.5	$4,485.5	$4,078.6
Certain previously reported amounts have been reclassified to agree with current presentation.
* Amount is less than one percent.
(a) Current quarter is an estimate.
(b) See Glossary of Terms for definition.
(c) 1Q18 increase driven by the average impact of three months of balances related to the CBF acquisition compared to one month in 4Q17.
(d) 4Q17 increase driven by the CBF acquisition.
(e) TCE/TA and Tangible book value per common share are non-GAAP measures and are reconciled to Total equity to total assets (GAAP) and to Book value per common share (GAAP), respectively, in the Non-GAAP to GAAP reconciliation on page 21 of this financial supplement.

FHN BUSINESS SEGMENT HIGHLIGHTS
Quarterly, Unaudited

						2Q18 Changes vs.
(Thousands)	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Regional Banking
Net interest income	$308,870	$298,699	$244,021	$208,975	$201,658	3%	53%
Noninterest income	78,568	78,853	70,526	64,370	64,740	*	21%
Total revenues	387,438	377,552	314,547	273,345	266,398	3%	45%
Provision for loan losses	6,139	5,312	9,737	8,552	260	16%	NM
Noninterest expense (a)	212,445	205,201	178,605	150,445	152,637	4%	39%
Income before income taxes	168,854	167,039	126,205	114,348	113,501	1%	49%
Provision for income taxes	39,634	39,362	43,899	41,143	41,015	1%	(3)%
Net income	$129,220	$127,677	$82,306	$73,205	$72,486	1%	78%

Fixed Income
Net interest income	$9,174	$8,463	$5,906	$5,985	$4,985	8%	84%
Noninterest income	38,363	45,605	55,250	55,803	55,207	(16)%	(31)%
Total revenues	47,537	54,068	61,156	61,788	60,192	(12)%	(21)%
Noninterest expense	48,300	50,544	55,151	53,136	54,022	(4)%	(11)%
Income/(loss) before income taxes	(763)	3,524	6,005	8,652	6,170	NM	NM
Provision/(benefit) for income taxes	(414)	742	1,971	2,970	1,941	NM	NM
Net income/(loss)	$(349)	$2,782	$4,034	$5,682	$4,229	NM	NM

Corporate
Net interest income/(expense)	$(14,002)	$(13,190)	$(15,593)	$(13,646)	$(14,637)	(6)%	4%
Noninterest income (b)	8,848	9,479	6,711	(9,476)	6,219	(7)%	42%
Total revenues	(5,154)	(3,711)	(8,882)	(23,122)	(8,418)	(39)%	39%
Noninterest expense (c)	66,020	51,116	73,991	23,926	24,566	29%	NM
Loss before income taxes	(71,174)	(54,827)	(82,873)	(47,048)	(32,984)	(30)%	NM
Provision/ (benefit) for income taxes (d)	(21,691)	(12,444)	37,202	(34,120)	(35,574)	(74)%	39%
Net income/(loss)	$(49,483)	$(42,383)	$(120,075)	$(12,928)	$2,590	(17)%	NM

Non-Strategic
Net interest income	$6,890	$7,201	$7,754	$8,503	$8,695	(4)%	(21)%
Noninterest income	1,746	2,080	703	1,720	1,507	(16)%	16%
Total revenues	8,636	9,281	8,457	10,223	10,202	(7)%	(15)%
Provision/(provision credit) for loan losses	(6,139)	(6,312)	(6,737)	(8,552)	(2,260)	3%	NM
Noninterest expense (e)	6,003	6,404	38,923	9,362	(13,308)	(6)%	NM
Income/(loss) before income taxes	8,772	9,189	(23,729)	9,413	25,770	(5)%	(66)%
Provision/(benefit) for income taxes	2,168	2,271	(9,083)	3,603	9,871	(5)%	(78)%
Net income/(loss)	$6,604	$6,918	$(14,646)	$5,810	$15,899	(5)%	(58)%

Total Consolidated
Net interest income	$310,932	$301,173	$242,088	$209,817	$200,701	3%	55%
Noninterest income	127,525	136,017	133,190	112,417	127,673	(6)%	*
Total revenues	438,457	437,190	375,278	322,234	328,374	*	34%
Provision/(provision credit) for loan losses	—	(1,000)	3,000	—	(2,000)	NM	NM
Noninterest expense	332,768	313,265	346,670	236,869	217,917	6%	53%
Income before income taxes	105,689	124,925	25,608	85,365	112,457	(15)%	(6)%
Provision for income taxes	19,697	29,931	73,989	13,596	17,253	(34)%	14%
Net income/(loss)	$85,992	$94,994	$(48,381)	$71,769	$95,204	(9)%	(10)%
NM - Not meaningful
* Amount is less than one percent.

(a)	3Q17 includes $4.4 million of loss accruals related to legal matters.

(b)	3Q17 includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction.

(c)
2Q18, 1Q18 and 4Q17 include $43.2 million, $31.4 million and $46.7 million, respectively of acquisition- and integration-related expenses primarily associated with the CBF acquisition; 3Q17 and 2Q17 include $8.2 million and $6.4 million, respectively of acquisition- and integration-related expenses primarily associated with the CBF and Coastal acquisitions.

(d)
2Q18 includes $3.0 million of favorable discrete items related to CBF purchase accounting adjustments and $1.1 million of favorable discrete items related to state audits; 1Q18 includes $1.6 million of unfavorable discrete tax adjustments related to CBF purchase accounting adjustments; 4Q17 increase primarily associated with the effects of the Tax Act; 4Q17, 3Q17 and 2Q17 include the impact of a favorable effective tax rate adjustment associated with the reversal of a capital loss deferred tax valuation allowance.

(e)
4Q17 includes $32.0 million of loss accruals related to legal matters; 3Q17 includes $3.6 million of loss accruals related to legal matters; 2Q17 includes a $21.7 million reversal of repurchase and foreclosure provision as a result of the settlements/ recoveries of certain repurchase claims.

FHN REGIONAL BANKING
Quarterly, Unaudited

						2Q18 Changes vs.
	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Income Statement (thousands)
Net interest income	$308,870	$298,699	$244,021	$208,975	$201,658	3%	53%
Provision for loan losses	6,139	5,312	9,737	8,552	260	16%	NM
Noninterest income:
NSF / Overdraft fees (a)	10,566	8,629	10,101	9,878	8,717	22%	21%
Cash management fees	9,210	9,285	9,396	8,923	9,641	(1)%	(4)%
Debit card income	8,394	8,410	3,685	3,635	3,655	*	NM
Other	6,351	8,416	5,694	4,185	4,421	(25)%	44%
Total deposit transactions and cash management	34,521	34,740	28,876	26,621	26,434	(1)%	31%
Brokerage, management fees and commissions	13,740	13,483	12,642	11,936	12,029	2%	14%
Trust services and investment management	8,147	7,292	7,131	6,968	7,713	12%	6%
Bankcard income	6,658	6,293	8,125	6,057	5,495	6%	21%
Other service charges	3,448	4,636	3,109	2,613	2,740	(26)%	26%
Miscellaneous revenue (b)	12,054	12,409	10,643	10,175	10,329	(3)%	17%
Total noninterest income	78,568	78,853	70,526	64,370	64,740	*	21%
Noninterest expense:
Employee compensation, incentives, and benefits	89,503	89,406	74,561	59,337	61,561	*	45%
Other (c)	122,942	115,795	104,044	91,108	91,076	6%	35%
Total noninterest expense	212,445	205,201	178,605	150,445	152,637	4%	39%
Income before income taxes	$168,854	$167,039	$126,205	$114,348	$113,501	1%	49%
PPNR (d)	174,993	172,351	135,942	122,900	113,375	2%	54%
Efficiency ratio (e)	54.83%	54.35%	56.78%	55.04%	57.38%

Balance Sheet (millions)
Average loans	$26,046	$25,748	$21,147	$18,402	$17,679	1%	47%
Average other earning assets	150	190	86	44	50	(21)%	NM
Total average earning assets	26,196	25,938	21,233	18,446	17,729	1%	48%
Total average deposits	27,424	27,120	22,382	20,066	20,131	1%	36%
Total period-end deposits	27,861	27,653	27,538	20,076	20,416	1%	36%
Total period-end assets	29,225	28,668	29,035	19,600	19,333	2%	51%
Net interest margin (f)	4.76%	4.70%	4.64%	4.55%	4.62%
Net interest spread	4.17	4.05	3.86	3.72	3.62
Loan average yield	4.67	4.41	4.15	4.00	3.88
Deposit average rate	0.50	0.36	0.29	0.28	0.26

Key Statistics
Financial center locations (g)	292	345	347	163	163	(15)%	79%
NM - Not meaningful
* Amount is less than one percent

(a)	Variability is driven by changes in consumer behavior and seasonality.

(b)	2Q17 includes $386 thousand of securities gains.

(c)	3Q17 includes $4.4 million of loss accruals related to legal matters.

(d)	Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this Financial Supplement follows the regulatory definition.

(e)	Noninterest expense divided by total revenue excluding securities gains/(losses).

(f)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent and, where applicable, state income taxes.

(g)	2Q18 decrease driven by branch consolidation and integration efforts; 4Q18 increase driven by the CBF acquisition.

FHN FIXED INCOME
Quarterly, Unaudited

						2Q18 Changes vs.
	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Income Statement (thousands)
Net interest income	$9,174	$8,463	$5,906	$5,985	$4,985	8%	84%
Noninterest income:
Fixed income product revenue	29,940	38,047	40,608	45,020	45,555	(21)%	(34)%
Other	8,423	7,558	14,642	10,783	9,652	11%	(13)%
Total noninterest income	38,363	45,605	55,250	55,803	55,207	(16)%	(31)%
Noninterest expense	48,300	50,544	55,151	53,136	54,022	(4)%	(11)%
Income/(loss) before income taxes	$(763)	$3,524	$6,005	$8,652	$6,170	NM	NM

Efficiency ratio (a)	NM	93.48%	90.18%	86.00%	89.75%
Fixed income product average daily revenue	$468	$624	$655	$715	$723	(25)%	(35)%

Balance Sheet (millions)
Average trading inventory	$1,566	$1,710	$1,437	$1,122	$1,281	(8)%	22%
Average loans held-for-sale	539	487	363	443	220	11%	NM
Average other earning assets	797	933	850	690	851	(15)%	(6)%
Total average earning assets	2,902	3,130	2,650	2,255	2,352	(7)%	23%
Total period-end assets	3,464	3,655	2,989	2,751	2,745	(5)%	26%
Net interest margin (b)	1.29%	1.09%	0.94%	1.13%	0.92%
NM - Not meaningful
(a) Noninterest expense divided by total revenue.
(b) Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent and, where applicable, state income taxes.

FHN CORPORATE
Quarterly, Unaudited

						2Q18 Changes vs.
	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Income Statement (thousands)
Net interest income/(expense)	$(14,002)	$(13,190)	$(15,593)	$(13,646)	$(14,637)	(6)%	4%
Noninterest income excluding securities gains/(losses) (a)	8,816	9,393	6,574	(9,482)	6,200	(6)%	42%
Securities gains/(losses), net	32	86	137	6	19	(63)%	68%
Noninterest expense (b)	66,020	51,116	73,991	23,926	24,566	29%	NM
Loss before income taxes	$(71,174)	$(54,827)	$(82,873)	$(47,048)	$(32,984)	(30)%	NM

Average Balance Sheet (millions)
Average investment securities	$4,773	$4,859	$4,273	$3,959	$3,950	(2)%	21%
Total earning assets	$5,257	$5,382	$4,792	$4,408	$4,983	(2)%	5%
NM - Not Meaningful
(a) 2Q18 includes a $2.5 million gain related to BOLI policy gains; 1Q18 includes a $3.3 million gain on the sale of a building; 4Q17 includes a $1.3 million gain related to BOLI policy gains; 3Q17 includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction.
(b) 2Q18 includes $43.2 million of acquisition- and integration-related expenses primarily associated with the CBF acquisition and $4.1 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares; 1Q18 includes $31.4 million of acquisition- and integration-related expenses primarily associated with the CBF acquisition; 4Q17 includes $46.7 million of acquisition- and integration-related expenses primarily associated with the CBF acquisition and a $5.6 million charitable contribution to the First Tennessee Foundation, somewhat offset by $4.3 million of deferred compensation BOLI gains; 3Q17 includes $8.2 million of acquisition- and integration-related expenses primarily associated with the CBF and Coastal acquisitions; 2Q17 includes $6.4 million of acquisition- and integration-related expenses primarily associated with the CBF and Coastal acquisitions and a $3.2 million charitable contribution to the First Tennessee Foundation, somewhat offset by $2.2 million of deferred compensation BOLI gains.

FHN NON-STRATEGIC
Quarterly, Unaudited

						2Q18 Changes vs.
	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Income Statement (thousands)
Net interest income	$6,890	$7,201	$7,754	$8,503	$8,695	(4)%	(21)%
Provision/(provision credit) for loan losses	(6,139)	(6,312)	(6,737)	(8,552)	(2,260)	3%	NM
Noninterest income	1,746	2,080	703	1,720	1,507	(16)%	16%
Noninterest expense (a)	6,003	6,404	38,923	9,362	(13,308)	(6)%	NM
Income/(loss) before income taxes	$8,772	$9,189	$(23,729)	$9,413	$25,770	(5)%	(66)%

Average Balance Sheet (millions)
Loans	$1,149	$1,213	$1,282	$1,358	$1,441	(5)%	(20)%
Other assets	69	71	73	73	81	(3)%	(15)%
Total assets	1,218	1,284	1,355	1,431	1,522	(5)%	(20)%
Net interest margin (b)	2.25%	2.24%	2.26%	2.34%	2.27%
Efficiency ratio (c)	69.51%	69.00%	NM	91.58%	NM
NM - Not meaningful
(a) 4Q17 includes $32.0 million of loss accruals related to legal matters; 3Q17 includes $3.6 million of loss accrual related to legal matters; 2Q17 includes a $21.7 million reversal of repurchase and foreclosure provision as a result of the settlements/ recoveries of certain repurchase claims.
(b) Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent and, where applicable, state income taxes.
(c) Noninterest expense divided by total revenue excluding securities gains/(losses).

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

2Q18 Changes vs.
(Dollars in thousands)	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Allowance for Loan Losses Walk-Forward
Beginning reserve	$187,194	$189,555	$194,867	$197,257	$201,968	(1)%	(7)%
Provision/(provision credit) for loan losses	—	(1,000)	3,000	—	(2,000)	NM	NM
Charge-offs	(10,008)	(8,483)	(17,481)	(10,670)	(9,830)	(18)%	(2)%
Recoveries	8,276	7,122	9,169	8,280	7,119	16%	16%
Ending balance	$185,462	$187,194	$189,555	$194,867	$197,257	(1)%	(6)%
Reserve for unfunded commitments	6,536	4,613	5,079	4,372	5,554	42%	18%
Total allowance for loan losses plus reserve for unfunded commitments	$191,998	$191,807	$194,634	$199,239	$202,811	*	(5)%

Allowance for Loan Losses
Regional Banking	$156,473	$155,873	$154,111	$156,021	$153,208	*	2%
Non-Strategic	28,989	31,321	35,444	38,846	44,049	(7)%	(34)%
Total allowance for loan losses	$185,462	$187,194	$189,555	$194,867	$197,257	(1)%	(6)%

Nonperforming Assets
Regional Banking
Nonperforming loans	$51,092	$57,767	$52,659	$40,610	$43,012	(12)%	19%
OREO (a)	22,288	27,806	34,844	2,848	3,266	(20)%	NM
Total Regional Banking	$73,380	$85,573	$87,503	$43,458	$46,278	(14)%	59%
Non-Strategic
Nonperforming loans	$71,954	$72,124	$75,803	$82,203	$84,959	*	(15)%
Nonperforming loans held-for-sale after fair value adjustments	5,769	8,258	6,971	7,314	7,321	(30)%	(21)%
OREO (a)	4,168	4,569	4,722	5,029	3,772	(9)%	10%
Total Non-Strategic	$81,891	$84,951	$87,496	$94,546	$96,052	(4)%	(15)%
Corporate
Nonperforming loans	$1,746	$2,140	$2,157	$2,173	$1,819	(18)%	(4)%
Total nonperforming assets (a)	$157,017	$172,664	$177,156	$140,177	$144,149	(9)%	9%

Net Charge-Offs
Regional Banking	$5,539	$3,550	$11,647	$5,739	$3,020	56%	83%
Non-Strategic	(3,807)	(2,189)	(3,335)	(3,349)	(309)	(74)%	NM
Total net charge-offs/(recoveries)	$1,732	$1,361	$8,312	$2,390	$2,711	27%	(36)%

Consolidated Key Ratios (b) (c)
30+ Delinq. % (d)	0.31%	0.29%	0.33%	0.38%	0.27%
NPL %	0.45	0.48	0.47	0.62	0.65
NPA %	0.55	0.60	0.61	0.66	0.68
Net charge-offs %	0.03	0.02	0.15	0.05	0.06
Allowance / loans % (e)	0.67	0.69	0.69	0.97	0.99
Allowance / NPL	1.49	x	1.42	x	1.45	x	1.56	x	1.52	x
Allowance / NPA	1.23	x	1.14	x	1.11	x	1.47	x	1.44	x
Allowance / net charge-offs	26.70	x	33.90	x	5.75	x	20.55	x	18.14	x

Other
Loans past due 90 days or more and still accruing (f)	$44,467	$52,700	$48,047	$41,025	$37,809	(16)%	18%
Guaranteed portion (f)	8,412	9,076	9,454	10,046	15,276	(7)%	(45)%
Period-end loans, net of unearned income (millions)	27,702	27,250	27,659	20,166	19,989	2%	39%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.
(a) Excludes OREO from government-insured mortgages.
(b) See Glossary of Terms for definitions of Consolidated Key Ratios.
(c) 4Q17 Asset Quality ratios were impacted by the addition of approximately $7.4 billion in loans as a result of the Capital Bank acquisition.
(d) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(e) The 4Q17 decrease in allowance to loans reflects the addition of loans acquired from Capital Bank at fair value which includes an estimate of life of loan credit losses.
(f) Includes loans held-for-sale.

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

2Q18 Changes vs.
2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Key Portfolio Details
C&I
Period-end loans ($ millions)	$16,439	$15,828	$16,057	$12,792	$12,598	4%	30%
30+ Delinq. % (a) (b)	0.14%	0.16%	0.19%	0.27%	0.03%
NPL %	0.12	0.18	0.19	0.15	0.20
Charge-offs % (qtr. annualized)	0.06	0.01	0.28	0.10	0.04
Allowance / loans %	0.59%	0.63%	0.61%	0.77%	0.73%
Allowance / net charge-offs	10.73	x	44.48	x	2.52	x	7.97	x	18.21	x

Commercial Real Estate
Period-end loans ($ millions)	$4,136	$4,234	$4,215	$2,251	$2,212	(2)%	87%
30+ Delinq. % (a)	0.06%	0.08%	0.15%	0.02%	0.01%
NPL %	0.03	0.02	0.03	0.07	0.07
Charge-offs % (qtr. annualized)	0.01	—	NM	NM	NM
Allowance / loans %	0.82%	0.69%	0.67%	1.32%	1.38%
Allowance / net charge-offs	55.04	x	NM	NM	NM	NM

Consumer Real Estate
Period-end loans ($ millions)	$6,223	$6,247	$6,368	$4,370	$4,417	*	41%
30+ Delinq. % (a)	0.68%	0.57%	0.65%	0.74%	0.81%
NPL %	1.28	1.22	1.12	1.76	1.70
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	0.51%	0.52%	0.59%	0.94%	1.04%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$355	$380	$399	$403	$408	(7)%	(13)%
30+ Delinq. % (a)	1.92%	2.63%	1.85%	1.51%	2.57%
NPL %	6.87	6.65	6.61	6.81	6.81
Charge-offs % (qtr. annualized)	NM	0.10	0.10	NM	0.35
Allowance / loans %	3.97%	4.07%	3.90%	3.90%	4.02%
Allowance / net charge-offs	NM	40.18	x	37.67	x	NM	11.52	x

Credit Card and Other
Period-end loans ($ millions)	$549	$561	$620	$350	$354	(2)%	55%
30+ Delinq. % (a)	1.80%	0.98%	1.24%	0.89%	0.92%
NPL %	0.07	0.18	0.03	0.04	0.04
Charge-offs % (qtr. annualized)	2.61	2.15	2.30	2.80	2.71
Allowance / loans %	1.63%	1.73%	1.61%	2.95%	3.38%
Allowance / net charge-offs	0.62	x	0.76	x	0.99	x	1.04	x	1.24	x
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.
(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b) 3Q17 increase in delinquencies driven by 2 larger relationships, one of which is a purchased credit-impaired loan.

FHN ASSET QUALITY: REGIONAL BANKING
Quarterly, Unaudited

											2Q18 Changes vs.
	2Q18		1Q18		4Q17		3Q17		2Q17		1Q18	2Q17

Total Regional Banking
Period-end loans ($ millions)	$26,543		$26,020		$26,359		$18,788		$18,529		2%	43%
30+ Delinq. % (a)	0.25%		0.21%		0.26%		0.28%		0.13%
NPL %	0.19		0.22		0.20		0.22		0.23
Charge-offs % (qtr. annualized)	0.09		0.06		0.22		0.12		0.07
Allowance / loans %	0.59%		0.60%		0.58%		0.83%		0.83%
Allowance / net charge-offs	7.04	x	10.82	x	3.34	x	6.85	x	12.65	x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$16,020		$15,410		$15,639		$12,373		$12,178		4%	32%
30+ Delinq. % (a) (b)	0.15%		0.16%		0.19%		0.28%		0.03%
NPL %	0.10		0.16		0.18		0.13		0.17
Charge-offs % (qtr. annualized)	0.06		0.02		0.29		0.10		0.04
Allowance / loans %	0.60%		0.64%		0.62%		0.78%		0.75%
Allowance / net charge-offs	10.57	x	43.61	x	2.48	x	7.83	x	17.85	x

Commercial Real Estate
Period-end loans ($ millions)	$4,136		$4,234		$4,215		$2,251		$2,212		(2)%	87%
30+ Delinq. % (a)	0.06%		0.08%		0.15%		0.02%		0.01%
NPL %	0.03		0.02		0.03		0.07		0.07
Charge-offs % (qtr. annualized)	0.01		—		NM		NM		NM
Allowance / loans %	0.82%		0.69%		0.67%		1.32%		1.38%
Allowance / net charge-offs	55.04	x	NM		NM		NM		NM

Consumer Real Estate
Period-end loans ($ millions)	$5,734		$5,707		$5,774		$3,714		$3,695		*	55%
30+ Delinq. % (a)	0.51%		0.38%		0.40%		0.38%		0.46%
NPL %	0.57		0.53		0.39		0.61		0.54
Charge-offs % (qtr. annualized)	NM		NM		NM		0.04		NM
Allowance / loans %	0.27%		0.27%		0.28%		0.46%		0.48%
Allowance / net charge-offs	NM		NM		NM		11.04	x	NM

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$653		$669		$730		$450		$444		(2)%	47%
30+ Delinq. % (a)	1.62%		0.88%		1.10%		0.85%		0.81%
NPL %	0.11		0.22		0.07		0.10		0.09
Charge-offs % (qtr. annualized)	2.20		1.93		1.83		2.19		2.21
Allowance / loans %	1.74%		1.82%		1.70%		2.79%		3.13%
Allowance / net charge-offs	0.78	x	0.90	x	1.25	x	1.27	x	1.44	x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions)	$44		$49		$53		$58		$63		(10)%	(30)%
30+ Delinq. % (a)	3.32%		5.51%		3.98%		4.22%		6.52%
NPL %	3.94		4.41		4.03		3.75		2.90
Charge-offs % (qtr. annualized)	NM		NM		NM		NM		NM
Allowance / loans %	NM		NM		NM		NM		NM
Allowance / net charge-offs	NM		NM		NM		NM		NM
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.
(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b) 3Q17 increase in delinquencies driven by 2 larger relationships, one of which is a purchased credit-impaired loan.

FHN ASSET QUALITY: NON-STRATEGIC
Quarterly, Unaudited

2Q18 Changes vs.
2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Total Non-Strategic
Period-end loans ($ millions)	$1,115	$1,181	$1,247	$1,320	$1,397	(6)%	(20)%
30+ Delinq. % (a)	1.57%	1.80%	1.85%	1.62%	1.79%
NPL %	6.45	6.10	6.08	6.23	6.08
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	2.60%	2.65%	2.84%	2.94%	3.15%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Key Portfolio Details
Commercial
Period-end loans ($ millions)	$419	$418	$418	$419	$420	*	*
30+ Delinq. % (a)	—%	—%	—%	—%	—%
NPL %	0.71	0.72	0.73	0.74	0.95
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	0.31%	0.30%	0.33%	0.32%	0.34%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Consumer Real Estate
Period-end loans ($ millions)	$489	$540	$594	$656	$722	(9)%	(32)%
30+ Delinq. % (a)	2.63%	2.64%	3.06%	2.80%	2.62%
NPL %	9.55	8.59	8.23	8.26	7.64
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	3.28%	3.17%	3.53%	3.66%	3.90%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$201	$217	$229	$239	$249	(7)%	(19)%
30+ Delinq. % (a)	2.28%	3.16%	2.12%	1.20%	2.38%
NPL %	11.08	10.43	10.40	10.39	10.30
Charge-offs % (qtr. annualized)	NM	0.17	0.18	NM	0.56
Allowance / loans %	5.77%	5.93%	5.70%	5.62%	5.80%
Allowance / net charge-offs	NM	33.55	x	31.54	x	NM	10.13	x

Other Consumer
Period-end loans ($ millions)	$6	$6	$6	$6	$6	*	*
30+ Delinq. % (a)	1.31%	1.61%	0.95%	1.44%	1.95%
NPL %	—	—	1.89	1.92	1.93
Charge-offs % (qtr. annualized)	NM	NM	1.90	1.14	NM
Allowance / loans %	1.11%	1.28%	1.36%	0.69%	0.35%
Allowance / net charge-offs	NM	NM	0.71	x	0.60	x	NM
NM - Not meaningful
* Amount is less than one percent.
(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

FHN NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(Dollars and shares in thousands, except per share data)	2Q18	1Q18	4Q17	3Q17	2Q17

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$4,549,749	$4,572,528	$4,580,488	$2,883,551	$2,826,888
Less: Noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(B) Total common equity	$4,158,694	$4,181,473	$4,189,433	$2,492,496	$2,435,833
Less: Intangible assets (GAAP) (b)	1,577,231	1,572,916	1,571,242	279,492	281,456
(C) Tangible common equity (Non-GAAP)	$2,581,463	$2,608,557	$2,618,191	$2,213,004	$2,154,377

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$41,076,795	$40,463,195	$41,423,388	$29,622,636	$29,369,956
Less: Intangible assets (GAAP) (b)	1,577,231	1,572,916	1,571,242	279,492	281,456
(E) Tangible assets (Non-GAAP)	$39,499,564	$38,890,279	$39,852,146	$29,343,144	$29,088,500

Average Tangible Common Equity (Non-GAAP)
(F) Average total equity (GAAP)	$4,552,546	$4,573,916	$3,506,165	$2,866,757	$2,778,169
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Average preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(G) Total average common equity	$4,161,491	$4,182,861	$3,115,110	$2,475,702	$2,387,114
Less: Average intangible assets (GAAP) (b)	1,569,449	1,568,029	726,958	280,575	281,326
(H) Average tangible common equity (Non-GAAP)	$2,592,042	$2,614,832	$2,388,152	$2,195,127	$2,105,788

Annualized Net Income/(loss) Available to Common Shareholders
(I) Net income /(loss) available to common shareholders (annualized) (GAAP)	$327,257	$367,531	$(209,641)	$267,148	$364,206

Period-end Shares Outstanding
(J) Period-end shares outstanding	325,003	327,194	326,736	234,231	234,135

Ratios
(I)/(G) Return on average common equity (“ROE”) (GAAP)	7.86%	8.79%	(6.73)%	10.79%	15.26%
(I)/(H) Return on average tangible common equity (“ROTCE”) (Non-GAAP)	12.63%	14.06%	(8.78)%	12.17%	17.30%
(A)/(D) Total equity to total assets (GAAP)	11.08%	11.30%	11.06%	9.73%	9.63%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	6.54%	6.71%	6.57%	7.54%	7.41%
(B)/(J) Book value per common share (GAAP)	$12.80	$12.78	$12.82	$10.64	$10.40
(C)/(J) Tangible book value per common share (Non-GAAP)	$7.94	$7.97	$8.01	$9.45	$9.20
Certain previously reported amounts have been reclassified to agree with current presentation.
(a) Included in Total equity on the Consolidated Balance Sheet.
(b) Includes goodwill and other intangible assets, net of amortization.

FHN GLOSSARY OF TERMS

Average Assets for Leverage: The amount of assets a company uses to calculate the leverage ratio, which includes average total assets less disallowed portions of goodwill, other intangibles, and deferred tax assets, as well as certain other regulatory adjustments made to tier 1 capital.

Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Core Businesses: Management considers regional banking, fixed income, and corporate as FHN’s core businesses. Non-strategic has legacy assets and operations that are being wound down.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Market-Indexed Deposits: Deposits with pricing tied to an index not administered by FHN. For FHN these are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

Risk-Weighted Assets: A regulatory risk-based calculation that takes into account the broad differences in risks among a banking organization’s assets and off-balance sheet financial instruments.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Troubled Debt Restructuring (“TDR”): A restructuring of debt whereby a creditor for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Such concession is granted in an attempt to protect as much of the creditor’s investment as possible by increasing the probability of repayment.

 Key Ratios

Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Fee Income to Total Revenue: Ratio is fee income excluding securities gains/(losses) to total revenue excluding securities gains/(losses).

Efficiency Ratio: Ratio is noninterest expense to total revenue excluding securities gains/(losses).

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.

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